EXHIBIT 31.3

CERTIFICATION

I, Frank A. Lodzinski, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of GeoResources, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Frank A. Lodzinski
Frank A. Lodzinski
Chief Executive Officer
April 30, 2012